UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

eBay, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! EBAY INC. 2022 Annual Meeting Vote by June 7, 2022 11:59 PM ET You invested in EBAY INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 8, 2022. Vote Virtually at the Meeting* June 8, 2022 8:00 a.m. Pacific Time Virtually at: www.virtualshareholdermeeting.com/EBAY2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D76761-P72346 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 25, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2025 HAMILTON AVENUE SAN JOSE, CA 95125

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D76762-P72346 Against Proposal 1 - Election of 9 director nominees named in the proxy statement. Nominees: 1c. E. Carol Hayles 1a. Adriane M. Brown 1d. Jamie Iannone 1b. Logan D. Green 1e. Kathleen C. Mitic 1f. Paul S. Pressler 1g. Mohak Shroff 1h. Robert H. Swan 1i. Perry M. Traquina Proposal 2 - Ratification of appointment of independent auditors. Proposal 3 - Advisory vote to approve named executive officer compensation. Proposal 4 - Approval of the Amendment and Restatement of the eBay Employee Stock Purchase Plan. Stockholder Proposal 5 - Special Shareholder Meeting, if properly presented. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For For For For For For For For For For For For